Exhibit 1.1

Press release

NKSJ Holdings to Terminate the Filing of Reports with the SEC

Tokyo, April 4, 2011 — NKSJ Holdings, Inc. (the “Company”) hereby announces that it intends to terminate its reporting obligations with the United States Securities and Exchange Commission (the “SEC”) under Section 15(d) of the Securities Exchange Act of 1934, as amended. For this purpose, the Company is filing with the SEC a certification under Form 15F today. Upon such filing, the Company’s reporting obligations with the SEC will be suspended immediately. The termination of the reporting obligations is expected to become effective no later than 90 days after such filing.

Contact

NKSJ Holdings, Inc.

Shinichi Hara		Hirohisa Kurumida
Manager of Corporate Planning Department		Manager of Corporate Legal Department
	(Investor Relations, Public Information)		(SEC Filing)
Telephone:	+81-3-3349-3913	Telephone:	+81-3-3349-3000
Fax:	+81-3-3349-6545	Fax:	+81-3-3349-6546
E-Mail:	shinichi.hara@nksj-hd.co.jp	E-Mail:	hirohisa.kurumida@nksj-hd.co.jp